                                                                    EXHIBIT 23.4

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We hereby consent to the incorporation by reference of our report dated February 2, 1996, related to the consolidated financial statements of Ideon Group, Inc. which appears in the Annual Report on Form 10-K/A of Cendant Corporation for the year ended December 31, 1997 in the following registration statements:


Form S-4:
---------
333-46661


Form S-3:
---------
333-11035
333-17323
333-17411
333-20391
333-23063
333-26927
333-35709
333-35707
333-45155
333-45227
333-49405


Form S-8:
---------
33-74066
33-91658
333-00475
333-03237
33-58896
33-91656
333-03241
33-26875
33-75682
33-93322
33-93372
33-75684
33-80834
33-74068
33-41823
33-48175
33-17249
33-17247
33-17248
333-09633
333-09655
333-09637
333-22003
333-30649

333-42503
333-34571-2
333-42549
333-45183
333-47537

/s/ PRICEWATERHOUSECOOPERS LLP

PRICEWATERHOUSECOOPERS LLP
Tampa, Florida
September 28, 1998